Form 8-K
    [As last amended in Release No.33-7505, effective January 1, 1999, 63 F.R.
                                     9632.]

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report May 19, 2000

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

               DELAWARE                                  64-0708107
  (State or other jurisdiction of                     (I.R.S. Employer
           incorporation)                            Identification No.)

        4675 MacArthur Court, Suite 710, Newport Beach, California, 92660
                    (Address of principal executive offices)

       Registrant's telephone number, including area code   (949) 253-9588

        4675 MacArthur Court, Suite 420, Newport Beach, California, 92660
             (Former name or address, if changed since last report.)


Item  4.     Changes  in  Registrant's  Certifying  Accountants


     The registrant has dismissed its former principal accountant, Tauber & Basler, P.C. of Atlanta, Georgia and engaged Mendoza & Berger, LLP, of Laguna Hills, California, as its principal accountant. The change was made effective May 8, 2000.

     During the two most recent fiscal years of the registrant and each subsequent interim period preceding April 1, 2000, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

The reports of the former principal accountants on the financial statements of the registrant for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to audit scope, or accounting principles. However, the reports of the past two years were modified because of a going concern uncertainty.

The decision to change accountants was approved by the Board of Directors of the registrant.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Global  Telemedia  International,  Inc.


Date
    -------------------         ------------------------------------
                                David  Tang,  Chief  Financial  Officer



                              Tauber & Balser, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road N.E.
                                    suite 250
                               Atlanta, GA. 30326


Securities  and  Exchange  Commission
Washington  D.C.  20549


We  have  reviewed the statements made by the registrant in response to item 304
(a) of Regulation S-K regarding changes in and disagreements with accountants and financial disclosure, which are included in a form 8-K dated May 24th, 2000, and we agree with the statements made by the registrant.


(original  signed)
Tauber  &  Balser  P.C.
Atlanta  Georgia
May  24th  2000